Exhibit 5.1
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
404-881-7000
Fax: 404-881-7777
www.alston.com
August 31, 2006
Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, Louisiana 70130
     Re:     Universal Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Whitney Holding Corporation, a Louisiana corporation (the “Company”), in connection with the filing of the above-referenced Automatic Shelf Registration Statement (the “Registration Statement”) of the Company, Whitney Capital Trust I, Whitney Capital Trust II and Whitney Capital Trust III (collectively, the “Trusts”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     The Registration Statement relates to the proposed issuance and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Securities”): (i) shares of common stock, no par value per share (the “Common Stock”) of the Company; (ii) the Company’s senior debt securities (the “Senior Debt Securities”); (iii) the Company’s subordinated debt securities (the “Subordinated Debt Securities”); (iv) the Company’s junior subordinated debt securities (the “Junior Subordinated Debt Securities”, and collectively with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (v) warrants to purchase any of the securities described in clauses (i) through (iv) or any combination of such securities (collectively, the “Warrants”); (vi) the Company’s units (the “Units”), comprised of any combination of the securities described in clauses (i) through (v); and (vii) the Company’s subordinated guarantees (the “Guarantees”) that are executed and delivered for the benefit of the holders of trust preferred securities when a Trust issues trust preferred securities. The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus contained in the Registration Statement and one or more supplements to the prospectus (collectively, the “Prospectuses”).

Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 704-444-1000 Fax: 704-444-1111	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	The Atlantic Building 950 F Street NW Washington, DC 20004-2601 202-756-3300 Fax: 202-756-3333

Whitney Holding Corporation
August 31, 2006

     The Registration Statement also relates to the proposed offer and sale by the Trusts of their trust preferred securities (“Trust Preferred Securities”), the legality and validity of which are addressed in the separate opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Trusts, included in the Registration Statement.
     Each series of Senior Debt Securities will be issued under a separate indenture for senior debt (as amended or supplemented from time to time, the “Senior Indenture”) in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and The Bank of New York, N.A., as trustee (the “Trustee”). Each series of Subordinated Debt Securities will be issued under a separate indenture for subordinated debt (as amended and/or supplemented from time to time, the “Subordinated Indenture”) in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and the Trustee. Each series of Junior Subordinated Debt Securities will be issued under a separate indenture for junior subordinated debt (as amended and/or supplemented from time to time, the “Junior Subordinated Indenture,” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”), in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and Trustee. Each of the Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.
     Each Warrant will be issued either independently or together as units with other Securities and will be issued pursuant to a warrant agreement substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference (the “Warrant Agreement”). Each Unit will be issued together with other Securities and will be issued pursuant to a unit agreement substantially in a form that will be filed as an exhibit to an amendment to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Unit Agreement”).
     Each Guarantee issued in connection with the offering by one of the Trusts of Trust Preferred Securities will be issued pursuant to a subordinated guarantee agreement substantially in the form filed as an exhibit to the Registration Statement (a “Guarantee Agreement”).
     As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed, based on a recent certificate from the Louisiana Secretary of State, that the Company has been duly organized and is validly existing as a corporation under the laws of the State of

Whitney Holding Corporation
August 31, 2006

Louisiana. As to questions of fact material to this opinion, we have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto.
     To the extent that the obligations of the Company under any agreement (including without limitation any Warrant Agreement, Guarantee Agreement or Unit Agreement) or Indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) the other party or parties to such agreement or Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the other party or parties to such agreement or Indenture is duly qualified to engage in the activities contemplated by the agreement or Indenture, as applicable; (iii) the agreement or Indenture has been duly authorized, executed and delivered by the other party or parties to such agreement or Indenture, as applicable, and constitutes the valid and binding obligation of the other party or parties to such agreement or Indenture, as applicable, enforceable against the other party or parties to such agreement or Indenture, as applicable, in accordance with its terms; (iv) the other party or parties to such agreement or Indenture is in compliance, with respect to any actions the other party to such agreement or Indenture may take under such agreement or Indenture, as applicable, with all applicable laws and regulations; and (v) the other party or parties to such agreement or Indenture has the requisite organizational and legal power and authority to perform its obligations under such agreement or Indenture, as applicable.
     For purposes of this opinion, the term “Enforceability Exceptions” shall mean any (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Company; and (viii) unconscionability.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:
1.	The Common Stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the Common Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such Common Stock is in certificated form, certificates representating

Whitney Holding Corporation
August 31, 2006

the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors, upon receipt of the consideration approved by the Board of Directors therefor (not less than the par value of the Common Stock), will be validly issued, fully paid and nonassessable.
2.	Each series of the Senior Debt Securities and Subordinated Debt Securities of the Company, when duly established pursuant to the terms of the applicable Indenture under which they are issued, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in the applicable Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Indenture under which the obligations are issued, subject to the Enforceability Exceptions.
3.	The Warrants, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of warrants, including the authorization of the underlying securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Warrant Agreement or agreements relating to the Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, and (C) certificates or other instruments or documents, if any, representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.
4.	The Units, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of Units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which is it bound, (B) the Units have been, if required, duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the Units have been duly executed, countersigned, registered and delivered in accordance with the applicable Unit Agreement approved by the

Whitney Holding Corporation
August 31, 2006

Board of Directors of the Company upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.
5.	Each Guarantee Agreement of the Company, when it has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding obligation of the Company, subject to the Enforceability Exceptions.
     In rendering the foregoing opinions, we have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable Warrant Agreement or Unit Agreement and will take any other appropriate additional corporate action; and (iv) certificates or other instruments or documents, if any, representing the Securities will be duly executed and delivered and, to the extent required by the applicable Indenture, Warrant Agreement, Unit Agreement or Guarantee Agreement, duly authenticated and countersigned.
     We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to below. As to the validity and legality of the Trust Preferred Securities, you will be receiving the opinion of Richard, Layton & Finger, P.A., special Delaware counsel to the Trusts, in connection with any future offering of the Trust Preferred Securities by any of the Trusts pursuant to the Registration Statement. We are expressing no opinion with respect to any matters addressed in such opinion.
     Our opinions set forth below are limited to the laws of the State of New York (as related to enforceability of the documents, agreements and instruments referred to herein), the Louisiana Business Corporation Law, and the federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.
     This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose and may not be

Whitney Holding Corporation
August 31, 2006

disclosed, quoted, filed with a governmental agency or otherwise referred to without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. Our opinions expressed herein are as of the date hereof, and we disclaim any obligation to undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.
     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP
/s/ Alston & Bird LLP